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                                                                     EXHIBIT 2.2


                                 AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                    A I M MANAGEMENT GROUP INC., INVESCO PLC
                         AND INVESCO GROUP SERVICES INC.


                  Amendment No. 1, dated as of February 20, 1997 (this "Amendment"), to the Agreement and Plan of Merger, dated as of November 4, 1996 (the "Merger Agreement"), among A I M Management Group Inc., a Delaware corporation ("AIM Parent"), INVESCO PLC, a company incorporated under the laws of England ("INVESCO Parent"), and INVESCO Group Services Inc., a Delaware corporation ("INVESCO Services") and wholly-owned subsidiary of INVESCO Parent. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Merger Agreement.


                              W I T N E S S E T H :

                  WHEREAS, AIM Parent, INVESCO and INVESCO Services have entered into the Merger Agreement; and

                  WHEREAS, the parties thereto desire to amend the Merger Agreement with respect to (i) certain calculations to be made at and following the Effective Time in respect of the conversion of AIM Options, (ii) loans permitted under AIM Option Plans and (iii) the payment of a dividend in respect of AIM Capital Stock;

                  NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and as set forth in the Merger Agreement, the parties hereto hereby agree as follows:

                  1. Amendment. (a) Section 1.5(a)(viii) is hereby amended by inserting the double underscored words below such that, as a result of such change, Section 1.5(a)(viii) shall read, in its entirety, as follows:

         The "Gross Equity Value" shall be equal to the sum of (A) for purposes of (1) making the calculation in Section 1.6(a), (2) determining the number of Merger Ordinary Shares issuable upon exercise of AIM Options converted pursuant to Section 3.3(a) and (3) determining the "Cash Consideration Percentage" (as


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                                         Amendment No. 1 to the Merger Agreement
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         defined in Section 3.3(b)), the Estimated Merger Price (as defined in
         Section 1.7(b)), and for all other purposes, the Merger Price, (B) the Aggregate AIM Option Exercise Price, (C) proceeds from the AIM Options exercised after the Reference Date and before the Effective Time and
         (D) the Aggregate AIM Warrant Exercise Price.

                  (b) Section 2.1.14 is hereby amended by deleting the words "(i) personal loans under plans set forth on Schedule 2.1.18(a) of any member of the AIM Group not to exceed, in the aggregate $8,100,000 and (ii)" prior to the word "consideration" in the first sentence thereof and by inserting the double underscored words below such that, as a result of such change, Section 2.1.14 shall read, in its entirety as follows:

                  Schedule 2.1.14 sets forth a correct and complete list of all agreements, arrangements or other commitments in effect as of December 31, 1995 between any member of the AIM Group, on the one hand, and any officer, director or shareholder of any member of the AIM Group on the other hand, other than compensation or benefit agreements, arrangements and commitments set forth on Schedule 2.1.18. Since December 31, 1995, except as set forth in Schedule 2.1.14, no member of the AIM Group has entered into any agreement, arrangement or other commitment or transaction with any officer, director or shareholder of any member of the AIM Group, other than personal loans under plans set forth on
         Schedule 2.1.18(a) of any member of the AIM Group not to exceed, in the aggregate, $8,100,000 on November 4, 1996, and $30,000,000 on the
         Closing Date.

                  (c) Section 3.1.10 is hereby amended and restated in its entirety as follows:

                  3.1.10. Payment of Dividend. Following November 4, 1996 and prior to the Effective Time, AIM Parent shall declare and pay to its shareholders a dividend equal to $4 per share in respect of AIM Capital Stock outstanding on the record date for such dividend.

                  (d) Section 3.3(a) is hereby amended by inserting the double underscored words below such that, as a result of such change, Section 3.3(a) shall read, in its entirety, as follows:



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                                         Amendment No. 1 to the Merger Agreement
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         Conversion of Options. As soon as practicable following the date of this Agreement, the Board of Directors of AIM Parent or, to the extent of its authority, any committee thereof administering the AIM Option Plans, shall take all actions necessary or appropriate to cause each Convertible AIM Option to be converted, effective at the Effective Time and subject to the consummation of the Merger, into an option to purchase, on the same terms and conditions (including vesting and exercise rights and restrictions) as were applicable to such Convertible AIM Option immediately prior to the Effective Time, the greatest number of whole Merger Ordinary Shares (such Merger Ordinary Shares, the "Option Conversion Shares") equal to the product of (x) the number of shares of AIM Capital Stock issuable upon the exercise of such Convertible AIM Option at the Effective Time, multiplied by (y) a fraction, the numerator of which is the Per Share Equity Value and the denominator of which is the Ordinary Share Price, for a price per Merger Ordinary Share equal to the Exercise Price.

                           "Convertible AIM Option" shall mean each AIM Option
                  that is outstanding at the Effective Time, whether or not vested, other than the Vested AIM Options that are converted pursuant to Section 3.3(b) below.

                           The "Exercise Price" shall mean the amount equal to:

                                    (i) if the Estimated Merger Price equals the
                           Merger Price, the quotient obtained by dividing (A) the Aggregate Exercise Price by (B) the number of Option Conversion Shares, or

                                    (ii) if the Merger Price is greater than the
                           Estimated Merger Price, the quotient obtained by dividing (A) the excess of (x) the Aggregate Exercise Price over (y) the product obtained by multiplying the Adjustment by the Pro Rata Share, by (B) the number of Option Conversion Shares, or

                                    (iii) if the Estimated Merger Price is
                           greater than the Merger Price, the quotient


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                                         Amendment No. 1 to the Merger Agreement
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                           obtained by dividing (A) the sum of (x) the Aggregate
                           Exercise Price and (y) the product obtained by multiplying the Adjustment by the Pro Rata Share, by
                           (B) the number of Option
                           Conversion Shares.

                           The "Aggregate Exercise Price" shall mean the
                  aggregate exercise price for the shares of AIM Capital Stock issuable upon the exercise in full of a Convertible AIM Option immediately prior to the Effective Time.

                           The "Adjustment" shall mean (i) if the Merger Price
                  is greater than the Estimated Merger Price, the excess of the Merger Price over the Estimated Merger Price or (ii) if the Estimated Merger Price is greater than the Merger Price, the excess of the Estimated Merger Price over the Merger Price.

                           The "Pro Rata Share" shall mean, with respect to any
                  Convertible AIM Option, a fraction the numerator of which is the aggregate number of shares of AIM Capital Stock issuable upon the exercise in full of such Convertible AIM Option immediately prior to the Effective Time and the denominator of which is an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the Effective Time, (B) the number of shares of Class B Common Stock outstanding immediately prior to the Effective Time, (C) the aggregate number of shares of AIM Capital Stock issuable upon exercise of all AIM Options outstanding immediately prior to the Effective Time, whether or not vested, and (D) the aggregate number of shares of Common Stock issuable upon exercise of the AIM Warrant outstanding immediately prior to the Effective Time, whether or not vested.

         Pursuant to resolutions of the Board of Directors of AIM Parent or, to the extent of its authority, any committee thereof administering the AIM Option Plans pursuant to which Convertible AIM Options have been granted, all rights to exercise the Convertible AIM Options shall be suspended during the period commencing at the Effective Time and ending on the date of the final determination of the Merger Price pursuant to


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                                         Amendment No. 1 to the Merger Agreement
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         Section 1.9. The adjustment provided for herein with respect to any AIM
         Options that are "incentive stock options," within the meaning of section 422 of the Code ("AIM ISOs") shall be and is intended to be effected in a manner that is consistent with section 424(a) of the Code.

                  (e) Section 6.1 is hereby amended by inserting the following definitions:

                  Adjustment:  as defined in Section 3.3(a).

                  Aggregate Exercise Price: as defined in Section 3.3(a).

                  Convertible AIM Options: as defined in Section 3.3(a).

                  Pro Rata Share:  as defined in Section 3.3(a).

                  Exercise Price:  as defined in Section 3.3(a).

                  2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.


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                                         Amendment No. 1 to the Merger Agreement
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed as of the date first above written.



                                    A I M MANAGEMENT GROUP INC.



                                    By: /s/ ROBERT H. GRAHAM
                                       _________________________________
                                       Name: Robert H. Graham
                                       Title: President

                                    INVESCO PLC

                                    By: /s/ CHARLES W. BRADY
                                       _________________________________
                                       Name: Charles W. Brady
                                       Title: Chairman


                                    INVESCO GROUP SERVICES INC.

                                    By: /s/ HUBERT L. HARRIS, JR.
                                       _________________________________
                                       Name: Hubert L. Harris, JR.
                                       Title: President


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                                         Amendment No. 1 to the Merger Agreement